UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
On September 30, 2009, EZCORP, Inc. entered into an advisory services agreement with Madison Park, LLC (“Madison Park”), a business and financial advisory firm wholly-owned by Phillip E. Cohen, the beneficial owner of all of EZCORP’s outstanding Class B Voting Common Stock.
Summary of Terms — Pursuant to the agreement, Madison Park will provide advisory services related to EZCORP’s business and long term strategic plan, including (a) identifying, evaluating, and negotiating potential acquisitions and strategic alliances, (b) assessing operating and strategic objectives, including new business development, (c) advising on investor relations and relations with investment bankers, securities analysts, and other members of the financial services industry, (d) assisting in international business development and strategic investment opportunities, and (e) analyzing, evaluating, and advising on various financial matters. In exchange for those services, EZCORP will pay Madison Park a retainer fee of $300,000 per month and will reimburse Madison Park for its out-of-pocket expenses incurred in connection with the engagement. In addition, EZCORP will indemnify Madison Park (and its officers, directors, employees, and affiliates) from and against all claims, costs, liabilities, and damages related to or arising out of the engagement (except to the extent that any claim, cost, liability, or damage results from the recklessness, willful misconduct, or bad faith of the indemnified party).
The advisory services agreement is effective as of October 1, 2009, and the term of the engagement runs through September 30, 2010. Either party may terminate the agreement at any time on thirty days’ written notice to the other party.
A copy of the agreement is filed as Exhibit 10.1.
Board Governance Process — The engagement of Madison Park pursuant to the advisory services agreement was identified and acknowledged by the EZCORP Board of Directors from the outset as a related party transaction. Consequently, the Board of Directors implemented measures designed to ensure that the agreement was considered, analyzed, negotiated, and approved objectively. Those measures included the following:
•	The Board of Directors appointed and commissioned a special committee consisting of the independent members of the Board of Directors (the “Independent Directors Committee”) to (a) evaluate EZCORP’s relationship with Madison Park, including reviewing the advisory services provided to EZCORP by Madison Park during fiscal 2009, (b) determine whether EZCORP should continue utilizing Madison Park’s services for fiscal 2010, and (c) determine whether to enter into a new advisory agreement with Madison Park, and if so, negotiate and agree upon the terms of such agreement. The Independent Directors Committee was authorized to engage independent experts and advisers to assist it in the discharge of its responsibilities.

•	The Independent Directors Committee engaged a qualified, independent financial advisory firm to evaluate the terms of the advisory services agreement relative to the reasonable market rates for the services contemplated by the agreement, and that firm counseled and advised the committee in the course of its consideration and evaluation of the Madison Park relationship and the proposed terms of the new advisory services agreement.

•	The Independent Directors Committee sought, received, and relied upon an opinion from that independent financial advisory firm to the effect that the consideration to be paid to Madison Park pursuant to the advisory services agreement is fair to EZCORP from a financial point of view.
With those measures and after consideration and discussion of the relationships and the interests of Mr. Cohen, the Independent Directors Committee concluded that the advisory services agreement was fair to, and in the best interests of, EZCORP and its stockholders and, on that basis, negotiated and approved the engagement of Madison Park pursuant to the advisory services agreement.
Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Advisory Services Agreement, dated as of October 1, 2009, between EZCORP, Inc. and Madison Park, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: September 30, 2009	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Advisory Services Agreement, dated as of October 1, 2009, between EZCORP, Inc. and Madison Park, LLC

4